POWER OF ATTORNEY

I, Alan B. Miller, do hereby designate Steve Filton and Charles F. Boyle to act as my lawful attorneys-in-fact to execute and have delivered on my behalf, with the Securities and Exchange Commission and the New York Stock Exchange, certain forms as they pertain to my reporting of holdings of Universal Health Services, Inc. Common Stock.

Such necessary forms shall consist of Form 4, Statement of Changes in Beneficial Ownership and Form 5, Annual Statement of Changes in Beneficial Ownership.

I hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof.

/s/ Alan B. Miller

Signed and dated on this 15th day of March 2004.

The undersigned, Steve Filton and Charles F. Boyle hereby affirm that we are the persons named herein as attorneys-in-fact and that our original signatures are affixed hereto.

/s/ Steve Filton      /s/ Charles F. Boyle

Signed and dated on this 15th day of March 2004

COMMONWEALTH OF PENNSYLVANIA

COUNTY OF MONTGOMERY

On this 15th day of March, in the year 2004, before me, Celeste A. Stellabott, personally appeared Alan B. Miller, Steve Filton and Charles F. Boyle, personally known to me and have executed this document in my presence.

/s/ Celeste A. Stellabott  (SEAL)
Signature of Notary Public